                                                   Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                 Cyrus Capital Partners GP, L.L.C.

Address:                              c/o Cyrus Capital Partners, L.P.
                                      65 East 55th Street, 35th Floor
                                      New York, NY 10022

Date of Event Requiring Statement:   04/05/19

Name:                                Cyrus Capital Partners, L.P.

Address:                             65 East 55th Street, 35th Floor
                                     New York, NY 10022

Date of Event Requiring Statement:  04/05/19

Name:                                SBTS, LLC

Address:                             c/o Cyrus Capital Partners, L.P.
                                     65 East 55th Street, 35th Floor
                                     New York, NY 10022

Date of Event Requiring Statement:   04/05/19